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                                                                     EXHIBIT 1.1

                               12,400,000 SHARES

                               OFFICE DEPOT, INC.
                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)

                            U.S. PURCHASE AGREEMENT



                                                       August __, 1995


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
as U.S. Representatives of the several U.S. Underwriters
  c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
  North Tower
  World Financial Center
  New York, New York  10281-1209

Dear Sirs:

         Office Depot, Inc., a Delaware corporation (the "Company"), and Fourcar B.V. (the "Seller"), an indirect wholly-owned subsidiary of Carrefour S.A., confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Prudential Securities Incorporated, The Robinson-Humphrey Company, Inc. and each of the other underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Prudential Securities Incorporated and The Robinson-Humphrey Company, Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to
(i) the sale by the Company and the purchase by the
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U.S. Underwriters, acting severally and not jointly, of 1,600,000 shares of
Common Stock, par value $.01 per share, of the Company (the "Common Stock") and the sale by the Seller and the purchase by the U.S. Underwriters, acting severally and not jointly, of 10,800,000 shares of Common Stock, as set forth in said Schedule A and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to 1,860,000 additional shares of Common Stock to cover over-allotments. The aforesaid 1,600,000 shares of Common Stock to be sold by the Company (the "Initial Primary U.S. Securities"), the 10,800,000 shares of Common Stock to be sold by the Seller (the "Initial Secondary U.S. Securities", and together with the Initial Primary U.S. Securities, hereinafter referred to as the "Initial U.S. Securities") and all or any part of the 1,860,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") to be purchased by the U.S. Underwriters are collectively hereinafter called the "U.S. Securities".

         It is understood that the Company and the Seller are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Seller of an aggregate of 3,100,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain managers outside the United States and Canada (the "Managers") for which Merrill Lynch International Limited, Goldman Sachs International, Prudential-Bache Securities (U.K.) Inc. and The Robinson-Humphrey Company, Inc. are acting as lead managers (the "Lead Managers") and the grant by the Company to the Managers of an option to purchase all or any part of up to 465,000 additional shares of Common Stock (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities".

         The U.S. Underwriters and the Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

         The Company and the Seller understand that the Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.





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         Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Company, the Seller and the U.S. Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S. Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Seller and the U.S. Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the U.S. Securities will be governed by this Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement. The initial public offering price and the purchase price with respect to the International Securities shall be set forth in a separate instrument (the "International Pricing Agreement"), the form of which is attached to the International Purchase Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-61417) and related preliminary prospectuses for the registration of the Securities under the Securities Act of 1933 (the "1933 Act"), has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.1 Such registration statement (as amended) at the time it becomes effective, the prospectus constituting part of the Registration Statement which relates to the U.S. Securities and the prospectus constituting part of the Registration Statement which relates to the International Securities (including in each case the information, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement", the "U.S. Prospectus" and the "International Prospectus", respectively, and the U.S. and International Prospectuses are hereinafter together called "Prospectuses" and, each individually, a "Prospectus", except that if any revised prospectus shall be provided to the U.S.





__________________________________

1 Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "U.S. Prospectus") and one relating to the International Securities (the "International Prospectus").

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Underwriters or the Managers by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "U.S. Prospectus" and "International Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the U.S. Underwriters or the Managers, as the case may be, for such use and if the Company files any documents pursuant to Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the Registration Statement becomes effective and prior to the termination of the offering of the Securities by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectuses, the terms "U.S. Prospectus" and "International Prospectus" shall refer to said prospectuses as supplemented by the documents so filed from and after the time said documents are filed with the Commission. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-61417) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

         The Company and the Seller understand that the U.S. Underwriters propose to make a public offering of the Securities as soon as the U.S. Representatives deem advisable after the Registration Statement becomes effective and the U.S. Pricing Agreement has been executed and delivered. The price per share for the International Securities to be purchased by the Managers pursuant to the International Purchase Agreement shall be identical to the price per share for the U.S. Securities to be purchased by the U.S. Underwriters hereunder.

         SECTION 1. Representations and Warranties. (a) The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the date of the U.S. Pricing Agreement (such latter date being hereinafter referred to as the "U.S. Representation Date") as follows:

                 (i) The Prospectus, at the U.S. Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the U.S. Underwriters and the Managers by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to





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         the U.S. Underwriters and the Managers for such use) and at Closing
         Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the Prospectuses.

             (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectuses pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents deemed to be incorporated by reference in the U.S. Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (iv) The financial statements included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated subsidiaries at and as of the dates indicated and the results of their operations for the periods specified; such financial statements have been prepared in conformity





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         with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

              (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

             (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (vii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any





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         security interest, mortgage, pledge, lien, encumbrance or claim.

           (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization", except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, the conversion of the Company's Liquid Yield Option(TM) Notes due 2007 (Zero Coupon-Subordinated) (the "2007 LYONs") or the Company's Liquid Yield Option(TM) Notes due 2008 (Zero Coupon-Subordinated) (the "2008 LYONs") or the exercise or conversion of securities referred to in the Prospectuses; the shares of issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and the Common Stock conforms to all statements relating thereto contained in the Prospectuses.

             (ix) Neither the Company nor any of its subsidiaries is in violation of its charter, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other material instrument or agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which default or defaults, singly or in the aggregate, are material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the U.S. Pricing Agreement by the Company and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, loan agreement, note, lease or other material instrument or material agreement to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

              (x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the





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         Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

             (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which is required to be disclosed in the Prospectus or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect their respective properties or assets or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

            (xii) The Company owns, possesses or has rights to, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by it in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding is, or which, if such claim or infringement or conflict has been settled, has been settled on terms that are, reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

           (xiii) The Company possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign





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         regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

            (xiv) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company and any other persons referred to in said Item 404 that are required to be described or incorporated by reference in the Prospectuses which have not been so described or incorporated by reference.

             (xv) No filing with or authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the delivery and sale of the Securities hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws.

            (xvi) The Initial Securities have been duly authorized and validly issued, and are fully paid and non-assessable; the Initial Primary U.S. Securities and the Option Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth in the Pricing Agreement, will be duly and validly issued and fully paid and non-assessable; the issuance of the Initial Primary U.S. Securities and the Option Securities is not subject to preemptive or other similar rights that have not been waived; and the Common Stock conforms to all statements relating thereto contained in the Prospectus.

           (xvii) This Agreement and the International Purchase Agreement have been, and, at the U.S. Representation Date, the U.S. Pricing Agreement and the International Pricing Agreement will have been, duly authorized, executed and delivered by the Company.

          (xviii) [The Company has obtained and delivered to the U.S. Representatives the agreements of the persons named in Schedule B annexed hereto to the effect that each such person will not, for a period of days from the date hereof indicated in such Schedule B and except as otherwise provided therein, without the U.S.
         Representatives' prior written consent,





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         directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable for Common Stock owned by such person or entity or with respect to which such person has the power of disposition, with such exceptions as the U.S.
         Representatives deem acceptable.]

            (xix) [No holder of securities of the Company other than the Seller, has rights to the registration of securities of the Company because of the filing of the registration statement.]

         (b) The Seller represents and warrants to, and agrees with, the Company and each U.S. Underwriter as of the date hereof and as of the U.S. Representation Date as follows:

              (i) The execution and delivery of this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach by the Seller of, or constitute a default by the Seller under, any material indenture, deed of trust, contract or other agreement or instrument or any decree, judgment or order to which the Seller is a party or by which the Seller may be bound.

             (ii) The Seller or its nominee is and will be, at Closing Time referred to in Section 2(c), the sole registered holder of title to the U.S. Securities to be sold by the Seller hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, created by or arising through the Seller other than pursuant to this Agreement; the Seller has full right, power and authority to sell, transfer and deliver the U.S. Securities to be sold by the Seller hereunder; and upon delivery of the U.S. Securities to be sold by the Seller hereunder and payment of the purchase price therefor as herein contemplated, each of the U.S. Underwriters will receive all of the Seller's interest in its ratable share of the U.S. Securities purchased by it from the Seller, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

            (iii) The Seller has duly executed and delivered, in the form heretofore furnished to the U.S. Underwriters, a power of attorney and custody agreement (the "U.S. Power of Attorney and Custody Agreement") with Yves Sisteron, as the attorney-in-fact and the custodian (the "Attorney-in-Fact" or the "Custodian", as the case may be); the Attorney-in-Fact is authorized to execute and deliver this Agreement, the U.S.





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         Pricing Agreement and the certificates referred to in Section 5(d) or that may be required pursuant to Section 5(h) on behalf of the Seller, to determine the purchase price to be paid by the U.S. Underwriters to the Seller as provided in Section 2(a) hereof, to authorize the delivery of the U.S. Securities to be sold by the Seller hereunder, to duly endorse (in blank or otherwise) the certificate or certificates representing such U.S. Securities, to accept payment therefor, and otherwise to act on behalf of the Seller in connection with this Agreement and the U.S. Pricing Agreement.

             (iv) Assuming that the Registration Statement has been declared effective by the Commission, all authorizations, approvals and consents (except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, as to which the Seller makes no representation) necessary for the valid execution and delivery by the Seller of the U.S. Power of Attorney and Custody Agreement and the International Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of the Seller of this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement, have been obtained and are in full force and effect; and the Seller has the full right, power and authority to enter into this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement and such U.S. Power of Attorney and Custody Agreement and International Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Seller hereunder.

              (v) The Seller will deliver to the U.S. Representatives its agreement to the effect that the Seller will not, for a period of 90 days from the date hereof and except as otherwise provided therein, without the prior written consent of the U.S. Representatives, directly or indirectly, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock of the Company or any securities convertible into or exercisable for Common Stock of the Company owned by the Seller or with respect to which the Seller has the power of disposition, other than to the U.S. Underwriters pursuant to this Agreement or the Managers pursuant to the International Purchase Agreement.

             (vi) The Seller has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price





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   of any security of the Company to facilitate the sale or exercise of the
                                  Securities.

            (vii) Certificates in negotiable form for all Securities to be sold by the Seller hereunder and under the International Purchase Agreement have been or will be placed in custody with the Custodian by or for the benefit of the Seller for the purposes of effecting delivery by the Seller hereunder and under the International Purchase Agreement.

           (viii) No stamp duty or similar tax or duty is payable by or on behalf of the Underwriters in connection with the sale and delivery of the Securities as contemplated by this Agreement, the U.S. Pricing Agreement, the International Underwriting Agreement and the International Pricing Agreement.

         (c) Any certificate signed by any officer of the Company and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Seller and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Seller to each U.S. Underwriter as to matters covered thereby.

         SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share as set forth in the U.S. Pricing Agreement, that proportion of the 1,600,000 Initial Primary U.S. Securities which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter (plus any additional number of Initial Primary U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial U.S. Securities, and (ii) the Seller agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Seller, at such price per share set forth in the U.S. Pricing Agreement, that proportion of the 10,800,000 Initial Secondary U.S. Securities which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter (plus any additional number of Initial Secondary U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section





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10 hereof) bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments as the U.S. Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several U.S. Underwriters for the Securities have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses containing such information will be filed before the Registration Statement becomes effective.

         (2) If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the U.S. Representatives, the Company and the Seller. The initial public offering price per share of the U.S. Securities shall be a fixed price to be determined by agreement between the U.S. Representatives, the Company and the Seller. The initial public offering price and the purchase price, when so determined, shall be set forth in the U.S. Pricing Agreement. In the event that such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the U.S. Representatives, the Company and the Seller. For purposes of this Agreement, the term "business day" means a day on which the New York Stock Exchange is open for business.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,860,000 shares of Common Stock at the price per share set forth in the U.S. Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the U.S. Representation Date, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the U.S. Representatives to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the time and date of payment for and delivery of such U.S. Option Securities. Such time and date of delivery for the U.S. Option Securities (the "Date of Delivery") shall be determined by the U.S. Representatives, but shall not be, unless otherwise agreed upon by the U.S. Representatives and the Company, later than three full business days after the exercise of said option, and in no event prior to Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the number of U.S. Option Securities being purchased that the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities.

         (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Company, the Seller and the U.S. Representatives, at 10:00 A.M. on the third business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the third business day after the U.S. Representation Date or, if the Pricing Agreement is executed subsequent to 4:30 P.M. on the date of such Agreement, on the fourth business day after the U.S. Representation Date), or such other time not later than ten business days after such date as shall be agreed upon by the Company, the Seller and the U.S. Representatives (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price, and delivery of certificates, for such U.S. Option Securities shall be made at the above-mentioned offices of Brown & Wood, or at such other place as shall be agreed upon by the U.S. Representatives and the Company on the Date of Delivery as specified in the notice from the U.S. Representatives to the Company. Payment shall be made to the Seller (with respect to the Initial Secondary U.S. Securities sold by the Seller) and the Company (with respect to the Initial Primary U.S. Securities sold by the Company and the U.S. Option Securities) by certified or official bank check or checks drawn in New York Clearing House or similar next day funds payable to the order of the Seller or the Company, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for such Initial U.S. Securities and U.S. Option Securities to be purchased by them hereunder. Certificates for the Initial U.S. Securities and U.S. Option Securities shall be in such denominations and registered in such names as the

U.S. Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities which it has agreed to purchase. The U.S. Representatives, individually and not as U.S. Representatives, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities to be purchased by any U.S. Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Securities and the U.S. Option Securities will be made available for examination and packaging by the U.S. Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be, at the offices of the transfer agent for the Common Stock in New York City.

         SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

         (a) The Company will notify the U.S. Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the initiation of any proceedings for that purpose, and (v) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will give the U.S. Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including any revised prospectus that the Company proposes for use by the U.S. Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the U.S. Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the U.S. Representatives or counsel for the U.S. Underwriters shall reasonably object in writing.

         (c) The Company will deliver to the U.S. Representatives five signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and will also deliver to the U.S. Representatives conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) and of documents incorporated by reference into the U.S. Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act for each of the U.S. Underwriters.

         (d) The Company will furnish to each U.S. Underwriter, from time to time during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the 1933 Act Regulations or the 1934 Act Regulations.

         (e) The Company, during the period when a prospectus relating to the Securities is required to be delivered under the 1933 Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

         (f) If any event shall occur as a result of which it is necessary, in the opinion of the Company or counsel for the U.S. Underwriters, to amend or supplement the U.S. Prospectus in order to make the U.S. Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the U.S. Prospectus (in form and substance satisfactory to counsel for the U.S. Underwriters) so that, as so amended or supplemented, the U.S. Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the U.S. Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the U.S. Representatives may designate; provided, however, that no such qualification shall be required in any jurisdiction in which, as a result thereof, the Company would be subject to taxation (and in which the Company is not currently so subject) or the obligation to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the U.S. Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of the amended Prospectuses, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including the amended Prospectuses), containing all information so omitted.

         (j) During a period of 90 days from the date hereof, the Company and the Seller will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security that constitutes the right to receive Common Stock, except, with respect to the Company, for Common Stock issued pursuant to employee or director benefit plans or upon the conversion of the 2007 LYONs or the 2008 LYONs.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of the obligations of the Company and the Seller under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and distribution of this Agreement, the U.S. Pricing Agreement and the certificates for the U.S. Securities, (iii) the delivery of the U.S. Securities to the U.S. Underwriters, but not including the payment of any stock transfer taxes, transaction taxes, stamp duties and similar taxes, if any, payable upon the sale of the U.S. Securities being sold by the Seller to the U.S. Underwriters, which expense shall be borne by the Seller (it being understood that the U.S. Underwriters will pay any New York stock transfer tax and the Seller will reimburse the U.S. Underwriters for carrying costs if such transfer taxes are not rebated on the date of payment), (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the U.S. Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the U.S. Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectuses and any amendments or supplements thereto, (vii) the printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey, (viii) the filing fees associated with the filing for review of the offering with the National Association of Securities Dealers, Inc. (the "NASD") and (ix) the fees and expenses of the transfer agent.

         If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         Nothing contained in this Agreement shall be deemed to be an undertaking by the Company to pay any underwriting discount attributable to any of the Initial Secondary U.S. Securities, which underwriting discount shall be borne by the Seller.

         SECTION 5. Conditions of the U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Seller herein contained, to the performance by the Company and the Seller of their respective obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the U.S. Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the U.S. Underwriters; and at Closing

Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the U.S. Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the 1933 Act Regulations.

         (b)  At Closing Time, the U.S. Representatives shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Kirkland & Ellis, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:

                      (i) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to carry on the business which it now carries on as stated in the Prospectus and to own, lease and operate the properties used by it in such business;

                     (ii) the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company;

                    (iii) each subsidiary of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best knowledge of such counsel, all of the issued and outstanding stock of ODI Inc., OD International Inc., The Office Club, Inc., Eastman Office Products Corporation, OD Wilson, Inc., L.E. Muran Co., Inc., Yorkship Press, Inc., Midwest Carbon Company, Silvers, Inc., J.A. Kindel Company, ODO, Inc., ODHC, Inc., MG Realty, Inc., Office Town, Inc., OD Commercial, Inc. and Allstate Office Products, Inc. is owned by the Company;

                     (iv) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, the exercise or conversion of securities referred to in the Prospectus or conversion of the 2007 LYONs and the 2008 LYONs) and the shares of issued and outstanding Common Stock of the Company, including the Initial Secondary U.S. Securities, have been duly and validly issued and are fully paid and non-assessable;

                      (v) each of this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement have been duly authorized, executed and delivered by the Company;

                     (vi) the Registration Statement is effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission;

                    (vii) at the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations;

                   (viii) the information included or incorporated by reference in the Prospectus relating to the Company's capital stock and the Securities, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements;

                     (ix) to the best knowledge of such counsel: there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein; there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; the descriptions thereof or references thereto are correct in all material respects; and no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed, which default or defaults, singly or in the aggregate, are material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company;

                      (x) to the best knowledge of such counsel, no authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the sale by the Company of the Initial Primary U.S. Securities to the U.S. Underwriters hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities laws; and, to the best knowledge of such counsel, the execution and delivery of this Agreement and the U.S. Pricing Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, loan agreement, note, lease, material contract or other material instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any provisions of the Delaware General Corporation Law or any administrative or court decree specifically applicable to the Company; and

                     (xi) the Initial Primary U.S. Securities and the U.S. Option Securities have been duly authorized for issuance and sale pursuant to this Agreement and, if issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth in the U.S. Pricing Agreement, will be duly and validly issued and fully paid and non-assessable; the issuance of the Initial Primary U.S. Securities and the U.S. Option Securities is not subject to any preemptive or other similar rights arising by operation of law or, to the best knowledge of such counsel, otherwise.

                 (2) The favorable opinion, dated as of Closing Time, of Arent Fox Kintner Plotkin & Kahn, counsel for the Seller, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:

                      (i) This Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement each have been duly authorized, executed and delivered by or on behalf of the Seller.

                     (ii) The U.S. Power of Attorney and Custody Agreement and the International Power of Attorney and Custody Agreement each have been duly authorized, executed and delivered by the Seller and constitute the valid and binding obligations of the Seller in accordance with its terms.

                    (iii) To the best of their knowledge and information, the Seller is the sole registered owner of the Initial Secondary U.S. Securities to be sold by the Seller and has the full power, right and authority to sell such Initial Secondary U.S. Securities as herein contemplated and upon delivery to each of the U.S. Underwriters pursuant to the terms of this Agreement, the U.S. Underwriters will acquire all of the Seller's interests in the U.S. Securities purchased by them from the Seller, free and clear of any adverse claims (within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of New York). In rendering such opinion, counsel may assume that the U.S. Underwriters purchase the Initial Secondary U.S. Securities in good faith and are without notice of any defect in the title of the Seller to the Initial Secondary U.S. Securities.

                     (iv) No authorization, approval, consent, or order of any court or governmental authority or agency is required in connection with the sale of the Initial Secondary U.S. Securities from the Seller to the U.S. Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                 (3) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the U.S. Underwriters, with respect to the matters set forth in subsections (i), (v) through (viii), inclusive, and (xi) of subsection (b)(1) of this Section.

                 (4) Kirkland & Ellis and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or at the U.S. Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the U.S. Prospectus, at the U.S. Representation Date (unless the term "U.S. Prospectus" refers to a prospectus which has been provided to the U.S. Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the U.S. Representation Date, in which case at the time it is first provided to the U.S. Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Kirkland & Ellis and Brown & Wood need not make such statement with respect to the financial statements and other financial information set forth in or incorporated by reference to the Registration Statement.

         (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice

President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

         (d) At Closing Time, the U.S. Representatives shall have received a certificate of the Attorney-in-Fact for the Seller, dated as of Closing Time, to the effect that (i) the representations and warranties of the Seller contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to Closing Time. The Attorney-in-Fact shall be entitled to rely upon certificates of the Seller in giving its certificate.

         (e) At the time of the execution of this Agreement, the U.S. Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the U.S. Underwriters, to the effect that (i) they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;
(ii) it is their opinion that the financial statements and supporting schedules included in or incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective rules and regulations thereunder; (iii) based upon the procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, including the Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 1995 and July 1, 1995 do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the respective rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) at a specified date not more than three business days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the long term debt of the Company or any decrease in net current assets or net assets as compared with the amounts shown in the July 1, 1995 balance sheet incorporated by reference in the Registration Statement, or (C) during the period from July 1, 1995 to a specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in sales, net earnings or earnings per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectuses disclose have occurred or may occur; and (iv) in addition to the examination referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectuses and which are specified by the U.S. Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

         (f) At Closing Time, the U.S. Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g)  In the event the U.S. Underwriters exercise the option granted in
Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the U.S. Representatives shall have received:

                 (1) A certificate, dated the Date of Delivery, of the President or Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) remains true as of the Date of Delivery.

                 (2) The favorable opinion of Kirkland & Ellis, counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated the Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1).

                 (3) The statement of Kirkland & Ellis, counsel for the Company, in form and substance reasonably satisfactory to counsel for the U.S. Underwriters, dated the Date of Delivery, relating to the U.S. Option Securities and otherwise to the same effect as the statement required by Section 5(b)(4).

                 (4) The favorable opinion of Brown & Wood, counsel for the U.S. Underwriters, dated the Date of Delivery, relating to the U.S. Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) and 5(b)(4).

                 (5) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the U.S. Underwriters and dated the Date of Delivery, substantially the same in scope and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(d) except that any "specified date" in the letter furnished pursuant to this
         Section 5(g)(5) shall be a date not more than three business days prior to the Date of Delivery.

         (h) At Closing Time and at the Date of Delivery, if any, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the agreements or conditions, herein contained; and all proceedings taken by the Company and the Seller in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the U.S. Representatives by notice to the Company and the Seller at any time at or prior to Closing Time or the applicable Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 6 and 7 hereof shall survive such termination.

         SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the

         Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company [or the Seller, as the case may be]; and

                (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of one counsel chosen by the U.S. Representatives as well as the reasonable fees and disbursements of one local counsel, as necessary), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by any U.S. Underwriter through the U.S. Representatives in writing expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

         The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such

U.S. Underwriter, if a copy of the U.S. Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the U.S. Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) The Seller agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Seller expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Seller, and each person, if any, who controls the Company or the Seller within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

         (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (e) The provisions of this Section 6 shall not affect any agreement which the Company and the Seller have made or may make regarding indemnification.

     SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company [, the Seller] and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company [, the Seller] and one or more of the U.S. Underwriters, as incurred, in such proportions that the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the U.S. Prospectus bears to the initial public offering price of the Common Stock appearing thereon and the Company [and the Seller subject to the limit set forth in Section 6(a) are] jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Seller, within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Seller.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the U.S. Pricing Agreement, or contained in certificates of officers of the Company or the Seller submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Seller, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement. (a) The U.S. Representatives may terminate this Agreement, by notice to the Company and the Seller, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial or business condition, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation of any existing hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the U.S. Securities or to enforce contracts for the sale of the U.S. Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said Exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 6 and 7 hereof shall survive such termination.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time to purchase the Initial U.S. Securities which it is obligated to purchase under this Agreement and the U.S. Pricing Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the Initial U.S. Securities, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the Initial U.S. Securities, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter, the Company or the Seller.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, the U.S. Representatives, the Company and the Seller shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements.

         SECTION 11. Default by the Seller [or the Company]. If the Seller shall fail at Closing Time to sell and deliver the number of U.S. Securities which such Seller is obligated to sell hereunder, then the U.S. Representatives may, at their option, by notice to the Company, either (a) terminate this Agreement without liability on the part of any non-defaulting party or (b) elect to purchase the U.S. Securities which the Company has agreed to sell hereunder.

         In the event of a default by the Seller as referred to in this Section 11, the U.S. Underwriters and the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other document or arrangements.

         [If the Company shall fail at Closing Time or at the Date of Delivery to sell and deliver the number of U.S. Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liabilities on the part of any non-defaulting party.]

         No action taken pursuant to this Section 11 shall relieve [the Company or] the Seller from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, N.Y. 10281-1201, attention of Mr. James A. Hislop, Managing Director; notices to the Company shall be directed to it at 2200 Old Germantown Road, Delray Beach, Florida 33445, attention Barry J. Goldstein, Chief Financial Officer, notices to the Seller shall be directed to it c/o Mr. Yves Sisteron, 602 North Crescent Drive, Beverly Hills, CA 90210.

         SECTION 13. Parties. This Agreement and the U.S. Pricing Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Seller and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement or the U.S. Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Seller and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Sections 6 and 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the U.S. Pricing Agreement or any provision herein or therein contained. This Agreement and the U.S. Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Seller and their respective successors, heirs and legal representatives, and said controlling persons and officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

         (a) Consent to Jurisdiction. The Seller irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any federal or state court in the State of New York, County of New York.

         (b) Appointment of Service Agent. The Seller designates, appoints, and empowers CT Corporation System with offices currently at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Seller in any such federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Seller agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Underwriters. The Seller further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Seller, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy to the Seller as provided in Section 12. The Seller agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters and the other persons referred to in Section 6 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Seller, or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Seller irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Survival. The provisions of this Section 14 shall survive any termination of this Agreement, in whole or in part.

         SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE U.S. PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, the Company and the Seller in accordance with its terms.

                                       Very truly yours,

                                       OFFICE DEPOT, INC.


                                       By:
                                            ------------------------------
                                            Name:
                                            Title:


                                       FOURCAR B.V.


                                       By:
                                            -------------------------------
                                            As Attorney-in-Fact, acting on
                                            behalf of Fourcar B.V.

CONFIRMED AND ACCEPTED,
as of the date first above written:



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

GOLDMAN, SACHS & CO.
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.

By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:
     --------------------------------
     Name:


For themselves and as U.S. Representatives of the other
U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                          Number of Initial
                                                                                            U.S. Securities
         Name of Underwriter                                                                to be Purchased
         -------------------                                                              -----------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Prudential Securities Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . .
The Robinson-Humphrey Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .






                                                                                              ----------
               Total . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . .       12,400,000
                                                                                              ==========

                                  [SCHEDULE B]

                             [Stockholders who have
                            Agreed to 90-Day Lock-Up
                        Pursuant to Section 1(a)(xviii)
                        of the U.S. Purchase Agreement]

                                                                       EXHIBIT A

                               12,400,000 Shares

                               OFFICE DEPOT, INC.
                            (a Delaware corporation)

                                  Common Stock
                           (Par Value $.01 Per Share)


                            U. S. PRICING AGREEMENT


                                                                August    , 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
GOLDMAN, SACHS & CO.
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
as U.S. Representatives of the several U.S. Underwriters named in the within-mentioned U.S. Purchase Agreement
         c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
         North Tower
         World Financial Center
         New York, New York  10281-1209

Dear Sirs:

         Reference is made to the U.S. Purchase Agreement, dated
August __, 1995 (the "U.S. Purchase Agreement"), relating to the purchase by the several U.S. Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Prudential Securities Incorporated and The Robinson-Humphrey Company, Inc. are acting as representatives (the "U.S. Representatives"), of the above shares of Common Stock (the "Initial U.S. Securities"), of Office Depot, Inc. (the "Company").

         Pursuant to Section 2 of the U.S. Purchase Agreement, each of the Company and Fourcar B.V. (the "Seller"), severally and not jointly, agree with each U.S. Underwriter as follows:

                 1. The initial public offering price per share for the Initial U.S. Securities, determined as provided in said Section 2,
         shall be $        .

                 2. The purchase price per share for the Initial U.S. Securities to be paid by the several U.S. Underwriters shall
         be $     , being an amount equal to the initial public offering price
set forth above less $      per share.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and to the Seller a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Seller in accordance with its terms.

                                      Very truly yours,

                                      OFFICE DEPOT, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      FOURCAR B.V.


                                      By:
                                          -------------------------------------
                                          As Attorney-in-Fact, acting on
                                          behalf of Fourcar B.V.


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
GOLDMAN, SACHS & CO.
PRUDENTIAL SECURITIES INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By:
     --------------------------------
     Name:


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A to the U.S. Purchase Agreement





                                      A-2